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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-A

                             -----------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              PLAINS RESOURCES INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                 13-2898764
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

      One Allen Center, Suite 700
           500 Dallas Street
             Houston, Texas                             77002-2781
(Address of principal executive offices)                (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class            Name of each exchange on which
         to be so registered            each class is to be registered
         -------------------            ------------------------------
       Common Stock, par value           New York Stock Exchange, Inc.
          $0.10 per share

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to general Instruction A.(c), check the following box. [ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

  Securities Act registration statement file number to which this form relates:

                                 Not Applicable

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1.  Description of Registrant's Securities to be Registered.

     Plains Resources Inc., a Delaware corporation ("Company"), has authorized 50,000,000 shares of common stock, par value $0.10 per share ("Common Stock"), of which 23,513,190 shares are issued and outstanding as of November 30, 2001. The Company also has 4,115,298 shares of Common Stock held in treasury as of November 30, 2001. The Common Stock is held by approximately 4,389 beneficial holders.

     We incorporate the description of the Common Stock by reference to the Company's Registration Statement on Form 8-A filed with the Securities Exchange Commission on February 12, 1990, File No. 1-10455, including any amendment or report filed for the purpose of updating such description.

Item 2.  Exhibits.

Exhibit Number     Description of Exhibit
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    3.1            Second Restated Certificate of Incorporation of the Company
                   (incorporated by reference to Exhibit 3(a) to the Company's
                   Annual Report on Form 10-K for the year ended December 31,
                   1995).

    3.2 Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

    3.3 First Amendment to the Plains Resources Inc. Bylaws (incorporated by reference to Exhibit 4.3 to the Company's Form S-8 (Registration No. 333-66602)).

                                       2

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   PLAINS RESOURCES INC

                                   By: /s/ Timothy T. Stephens
                                      ------------------------------------------
                                      Name: Timothy T. Stephens
                                      Title: Executive Vice President -
                                      Administration, Secretary and
                                      General Counsel

Dated: December 10, 2001